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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 14, 2005


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                    000-22474                87-0418807
           --------                    ---------                ----------
 (State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)              File Number)          Identification No.)


                  100 PENN SQUARE EAST, PHILADELPHIA, PA 19107
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  215-940-4000
                                  ------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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        All references to the "Company" in this Current Report on Form 8-K
("Current Report") refer to American Business Financial Services, Inc., a Delaware corporation, and its subsidiaries, unless the context of the description indicates otherwise.

        Some of the information in this Current Report may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. All such forward-looking statements are and will be subject to numerous risks, uncertainties and factors relating to the Company's operations and business environment, many of which are beyond the Company's control, that could cause actual results to differ materially from any results expressed or implied by such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the ability of the Company to obtain bankruptcy court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time, including the motions filed with the Company's first day papers to approve, among other things, the debtor-in-possession ("DIP") financing; the Company's alternatives in the event the bankruptcy court does not grant final approval of the DIP financing; the ability of the Company to operate pursuant to the terms of the DIP financing; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; potential adverse publicity surrounding the Chapter 11 proceeding; the ability of the Company to obtain and maintain adequate relationships with vendors and loan brokers and manage relationships with its creditors and other lenders; the ability of the Company to fund its working capital needs through the expiration of the DIP financing and thereafter; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to adequately fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key employees; potential actions of regulatory authorities which govern the Company's operations; the outcome of legal proceedings to which the Company is or may become a party and other risks described in the Company's reports filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including factors described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and amendments thereto. These statements speak only as of the date of this Current Report, and the Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. The Company provides additional information in its filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

        Similarly, these and other factors, including the terms of any reorganization plan or other alternative transactions ultimately confirmed, can affect the value of the Company's existing common stock and/or other equity securities. There has been no determination, and no assurance can be given, as to what values, if any, will be ascribed in the Chapter 11 proceeding to the Company's existing common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in the Company's common stock and/or other equity securities.

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ITEM 7.01       REGULATION FD DISCLOSURE.

        A. The Company intends to utilize approximately $5.7 million of its proposed DIP financing, subject to approval by the Bankruptcy Court, to fund a shortfall in its collection, escrow and suspense cash accounts related to the portfolio of loans the Company services for others, which portfolio ranged from $3.5 billion to $1.4 billion over the last four years. This shortfall was the result of the Company's operating practices prior to 2003 and a borrower amnesty program implemented from August 2004 to November 2004 for delinquent borrowers which are described in paragraphs 1 and 2 below.

                1. The operating practices responsible for the shortfall resulted from the manner in which the Company applied cash collected from borrowers for loan payoffs received in full satisfaction of such borrowers' loans and cash held in suspense at the closing of certain business purpose loans in order to fund certain borrowers' loan payments in future periods. These funds were deposited into the Company's operating cash account rather than the segregated cash accounts into which these funds were intended to have been deposited. When funds were disbursed, however, the disbursements were paid out of these segregated cash accounts resulting in a shortfall of $4.8 million.

               Ordinarily, this shortfall would result in the reclassification from one account to another and would not impact the Company's income statement. Prior to the quarter ended December 31, 2004, the Company had sufficient cash in its operating cash account to fund any shortfall in these segregated accounts. Currently, the Company lacks sufficient cash in its operating account to fund the shortfall.

                2. From August 2004 to December 2004, the Company offered certain delinquent borrowers a program pursuant to which the Company would pay a portion of principal and interest payments on behalf of the borrowers if the borrowers agreed to make enough payments to bring their delinquent loan payments below an agreed upon level. As part of this program, the Company also agreed to forgive these borrowers for the principal and interest payments the Company made on the borrowers' behalf. The Company intended to fund its portion of these payments from the Company's general operating cash account. Due to the Company's liquidity issues, the Company was unable to fund its portion of the payments, which totaled $900,000. This program was referred to as a borrower amnesty program and was intended to assist borrowers in overcoming temporary financial hardships, and included borrowers impacted by the hurricanes in southern Florida during the summer of 2004.

        B. In June 2004, the Company wrote off approximately $1.2 million of suspense deposits related to certain of its business loans based upon its analysis of the status of those business loans. Subsequent to the write off, the Company determined that approximately $600,000 of this write off was required to be reinstated as a liability of the Company on its balance sheet.

        C. Although the Company and its advisors are reviewing matters discussed in paragraphs A and B above, the Company does not believe that these matters will have a material impact on the Company's financial statements.


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ITEM 8.01       OTHER EVENTS.

        As a result of the Company's bankruptcy filing in late January, various issues related to the bankruptcy, and the Company's continuing liquidity issues, the Company does not believe it will be in a position to file its quarterly report on Form 10-Q for the quarter ended December 31, 2004 on a timely basis, without unreasonable effort or expense. Due to the Company's inability to originate loans during a portion of the quarter ended December 31, 2004, adjustments as a result of the bankruptcy and contemplated transfer of servicing rights, and the write-off of the Company's deferred tax asset and servicing rights, the Company anticipates incurring a loss for the quarter ended December 31, 2004, the exact amount of which cannot be estimated at this time. In addition, the Company currently contemplates the sale of its servicing rights in connection with the Company's restructuring.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 14, 2005

                                    AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                                    By:     /s/ Albert W. Mandia
                                            ------------------------------------
                                    Name:   Albert W. Mandia
                                    Title:  Executive Vice President and Chief
                                            Financial Officer








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